Exhibit 4.4

THE DAYTON POWER AND LIGHT COMPANY

AND

THE BANK OF NEW YORK
(formerly Irving Trust Company)

Trustee

Forty-Third Supplemental Indenture

Dated as of August 1, 2005

THE DAYTON POWER AND LIGHT COMPANY

FORTY-THIRD SUPPLEMENTAL INDENTURE
DATED AS OF AUGUST 1, 2005

i

ARTICLE TWO. Bonds of the 4.80% pollution control Series 2005-B Due 2034 and Issue Thereof.		15

Sec. 1.	Series and Form of New Air Bonds	15
Sec. 2.	Issue of New Air Bonds	15
Sec. 3.	Dates, Interest, etc., of New Air Bonds	15
Sec. 4.	Denominations and Exchangeability of New Air Bonds; Temporary Bonds may be Authenticated and Delivered	16
Sec. 5.	Mandatory Redemption of New Air Bonds and Redemption Price	16
Sec. 6.	Extraordinary Optional Redemption of New Air Bonds and Redemption Price	17
Sec. 7.	Optional Redemption of New Air Bonds and Redemption Price	17
Sec. 8.	Notice of Redemption of New Air Bonds	17
Sec. 9.	New Air Bonds Deemed Paid in Certain Circumstances	18
Sec. 10.	New Air Bonds Deemed Paid in Additional Circumstances	18
Sec. 11.	Surrender of New Air Bonds in Certain Circumstances	18
Sec. 12.	Application of Article Ten of First Mortgage as Amended	18
Sec. 13.	Form of New Air Bonds	18
ARTICLE Three. Bonds of the 4.70% pollution control Series 2005-C Due 2028 and Issue Thereof.		18

Sec. 1.	Series and Form of New Boone County Bonds	19
Sec. 2.	Issue of New Boone County Bonds	19
Sec. 3.	Dates, Interest, etc., of New Boone County Bonds	19
Sec. 4.	Denominations and Exchangeability of New Boone County Bonds; Temporary Bonds may be Authenticated and Delivered	19
Sec. 5.	Mandatory Redemption of New Boone County Bonds and Redemption Price	20
Sec. 6.	Extraordinary Optional Redemption of New Boone County Bonds and Redemption Price	20
Sec. 7.	Optional Redemption of New Boone County Bonds and Redemption Price	21
Sec. 8.	Notice of Redemption of New Boone County Bonds	21
Sec. 9.	New Boone County Bonds Deemed Paid in Certain Circumstances	21
Sec. 10.	New Boone County Bonds Deemed Paid in Additional Circumstances	22
Sec. 11.	Surrender of New Boone County Bonds in Certain Circumstances	22
Sec. 12.	Application of Article Ten of First Mortgage as Amended	22
Sec. 13.	Form of New Boone County Bonds	22
ARTICLE FOUR. amendments to first mortgage as amended to become effective at a later date or dates.		22

Sec. 1.	Amendments to First Mortgage	22
Sec. 2.	Amendment to Section 3 of Article One of First Mortgage	23
Sec. 3.	Amendment to Section 3 of Article One of First Mortgage	23
Sec. 4.	Amendment to Section 7 of Article One of First Mortgage	23
Sec. 5.	Amendment to Section 5 of Article Five of First Mortgage	26
Sec. 6.	Amendment to Article Six of First Mortgage	26
Sec. 7.	Amendment to Section 2 of Article Eight of First Mortgage	26
Sec. 8.	Amendment to Article Ten of First Mortgage	26
Sec. 9.	Amendment to Section 3 of Article Fifteen of First Mortgage	28
Sec. 10.	Amendment to Section 2 of Article Sixteen of First Mortgage	28
Sec. 11.	Amendment to Section 3 of Article Sixteen of First Mortgage	30
Sec. 12.	Amendment to Section 4 of Article Sixteen of First Mortgage	30
Sec. 13.	Amendment to Section 2 of Article Eighteen of First Mortgage	31
Sec. 14.	Amendment to Section 3 of Article Twenty-One of First Mortgage	31
Sec. 15.	General Provisions Regarding Supplemental Indentures Effecting Amendments to First Mortgage	32
ARTICLE Five. Covenants Of The Company.		32

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	32
Sec. 2.	Covenant of the Company and Legal Opinion as to Recording	32

ii

ARTICLE SIX. Miscellaneous.		32
Sec. 1.	Authentication and Delivery of New Bonds in Advance of the Recording of Forty-Third Supplemental Indenture	33
Sec. 2.	Forty-Third Supplemental Indenture to Form Part of First Mortgage	33
Sec. 3.	Definitions in First Mortgage Shall Apply to Forty-Third Supplemental Indenture	33
Sec. 4.	Execution in Counterparts	33
Testimonium		34
Signatures		34
Acknowledgments		35
Exhibits

iii

FORTY-THIRD SUPPLEMENTAL INDENTURE, dated as of August 1, 2005, between THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

WHEREAS, the Company has heretofore executed and delivered to Irving Trust Company (now The Bank of New York) a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

WHEREAS, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3 1/2% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

WHEREAS, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee forty-two supplemental Indentures numbered, dated and, except as set forth below, providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

First	March 1, 1937	3 1/4% Series Due 1962	None

Second	January 1, 1940	3% Series Due 1970	None

Third	October 1, 1945	2 3/4% Series Due 1975	None

Fourth	January 1, 1948	3% Series Due 1978	None

Fifth	December 1, 1948	3% Series A, Due 1978	None

Sixth	February 1, 1952	3 1/4% Series Due 1982	None

Seventh	September 1, 1954	3% Series Due 1984	None

Eighth	November 1, 1957	5% Series Due 1987	None

Ninth	March 1, 1960	5 1/8% Series Due 1990	None

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

Tenth	June 1, 1963	4.45% Series Due 1993	None

Eleventh	May 1, 1967	5 5/8% Series Due 1997	None

Twelfth	June 15, 1968	6 3/4% Series Due 1998	None

Thirteenth	October 1, 1969	8 1/4% Series Due 1999	None

Fourteenth	June 1, 1970	9 1/2% Series Due 2000	None

Fifteenth	August 1, 1971	8 1/8% Series Due 2001	None

Sixteenth	October 3, 1972	None issued	None

Seventeenth	November 1, 1973	8% Series Due 2003	None

Eighteenth	October 1, 1974	10 1/8% Series Due 1981	None

Nineteenth	August 1, 1975	10.70% Series Due 2005	None

Twentieth	November 15, 1976	8 3/4% Series Due 2006	None

Twenty-First	April 15, 1977	6.35% Series Due 2007	$9,000,000

Twenty-Second	October 15, 1977	8 1/2% Series Due 2007	None

Twenty-Third	April 1, 1978	8.95% Series Due 1998	None

Twenty-Fourth	November 1, 1978	9 1/2% Series Due 2003	None

Twenty-Fifth	August 1, 1979	10 1/4% Series Due 1999	None

Twenty-Sixth	December 1, 1979	12 1/8% Series Due 2009	None

Twenty-Seventh	February 1, 1981	14 5/8% Series Due 1988	None

Twenty-Eighth	February 18, 1981	14 1/2% Series Due 1988	None

Twenty-Ninth	September 1, 1981	17% Series Due 1991	None

Thirtieth	March 1, 1982	16 3/4% Series Due 2012	None

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

Thirty-First	November 1, 1982	11 1/2% Series Due 2012-A	None

Thirty-Second	November 1, 1982	11 1/2% Series Due 2012-B	None

Thirty-Third	December 1, 1985	9 1/2% Series Due 2015	None

Thirty-Fourth	April 1, 1986	9% Series Due 2016	None

Thirty-Fifth	December 1, 1986	8 7/8% Series Due 2016	None

Thirty-Sixth	August 15, 1992	6.40% Pollution Control Series 1992-A Due 2027	$32,300,000

		6.40% Pollution Control Series 1992-B Due 2027	$27,800,000

Thirty-Seventh	November 15, 1992	6.50% Pollution Control Series 1992-C Due 2022	$48,000,000

Thirty-Eighth	November 15, 1992	8.40% Series Due 2022	None

Thirty-Ninth	January 15, 1993	8.15% Series Due 2026	None

Fortieth	February 15, 1993	7 7/8% Series Due 2024	None

Forty-First	February 1, 1999	None issued	None

Forty-Second	September 1, 2003	5.125% Series Due 2013	$470,000,000

WHEREAS, said Eleventh Supplemental Indenture, which created the 5 5/8% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage, as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which Bonds are then outstanding; and

WHEREAS, none of the Bonds of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993 remain outstanding and the amendments contained in said Eleventh Supplemental Indenture have become effective; and

WHEREAS, said Fifteenth Supplemental Indenture, which created the 8 1/8% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which Bonds are then outstanding; and

WHEREAS, none of the Bonds of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000 remain outstanding and the amendments contained in said Fifteenth Supplemental Indenture have become effective; and

WHEREAS, the First Mortgage as amended by the First through the Forty-Second Supplemental Indentures is hereinafter called the First Mortgage as amended; and

WHEREAS, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional Bonds to be issued; it is provided in Article Six of the First Mortgage as amended, among other things, that if Bonds are paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation (except when canceled pursuant to certain provisions of the First Mortgage as amended), the Company may issue additional Bonds thereunder in principal amount equivalent to the principal amount of the Bonds so paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation; it is provided in Article Five of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the basis of property additions in accordance with and subject to the conditions, provisions and limitations set forth in said Article Five; and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage as amended for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage as amended and to establish the terms and provisions of any series of Bonds other than the Series Due 1960; and

WHEREAS, the Company, pursuant to resolutions duly adopted by its Board of Directors at a meeting of said Board of Directors duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Forty-Third Supplemental Indenture to create three new series of Bonds to be known as its (a) First Mortgage Bonds, 4.80% Pollution Control Series 2005-A Due 2034 (hereinafter sometimes called the New Water Bonds), which shall be limited to the aggregate principal amount of $41,300,000; (b) First Mortgage Bonds, 4.80% Pollution Control Series 2005-B Due 2034 (hereinafter sometimes called the New Air Bonds), which shall be limited to the aggregate principal amount of $137,800,000; and (c) First Mortgage Bonds, 4.70% Pollution Control Series 2005-C Due 2028 (hereinafter sometimes called the New Boone County Bonds), which shall be limited to the aggregate principal amount of $35,275,000 ( such New Water Bonds, New Air Bonds and New Boone County Bonds being hereinafter called collectively the New Bonds); and

WHEREAS, the New Water Bonds are to be issued by the Company to the Ohio Water Development Authority (hereinafter called the Water Authority) to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale of the Water Project Bonds (as hereinafter defined) made by the Water Authority to the Company, pursuant to a certain Loan Agreement, dated as of August 1, 2005, between the Water Authority and the Company (hereinafter called the Water Pollution Control Agreement), to assist in the refinancing of the Company’s portion of the cost of acquisition, construction and installation of certain waste water facilities and solid waste facilities (as such terms are defined and used in Sections 6121.01 and 6123.01, respectively, of the Ohio Revised Code) installed in connection with: Unit 2 of the Killen Generating Station located in Adams County, Ohio as to which the Company at the date hereof owns an undivided 67% interest as tenant in common with another public utility company, the O. H. Hutchings Generating Station located in Montgomery County, Ohio as to which the Company at the date hereof owns 100% of the station, and the J. M. Stuart Generating Station located in Brown County, Ohio as to which the Company at the date hereof owns an undivided 35% interest as a tenant in common with two other public utility companies (such interests in said facilities being hereinafter called the Water Project); and

WHEREAS, the New Air Bonds are to be issued by the Company to the Ohio Air Quality Development Authority (hereinafter called the Air Authority) to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale of the Air Project Bonds (as hereinafter defined) made by the Air Authority to the Company, pursuant to a certain Loan Agreement, dated as of August 1, 2005, between the Air Authority and the Company (hereinafter called the Air Pollution Control Agreement), to assist in the refinancing of the Company’s portion of the cost of acquisition, construction and installation of certain air quality facilities (as that term is defined and used in Section 3706.01 of the Ohio Revised Code) installed in connection with: Unit 2 of the Killen Generating Station located in Adams County, Ohio as to which the Company at the date hereof owns an undivided 67% interest as tenant in common with another public utility company, the Walter C. Beckjord Generating Station Unit 6 located in Clermont County, Ohio as to which the Company at the date hereof owns an undivided 50% interest as tenant in common with another public utility company, and the William H. Zimmer Generating Station located in Clermont County, Ohio as to which the Company at the date hereof owns an undivided 28.1% interest as tenant in common with two other public utility companies (such interests in said facilities being hereinafter called the Air Project); and

WHEREAS, the New Boone County Bonds are to be issued by the Company to the Boone County Board of Commissioners (hereinafter called Boone County) to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale of the Boone County Project Bonds (as hereinafter defined) made by Boone County to the Company, pursuant to a certain Loan Agreement, dated as of August 1, 2005, between Boone County and the Company (hereinafter called the Boone County Pollution Control Agreement), to assist in the refinancing of the Company’s portion of the cost of acquisition, construction and installation of certain solid waste facilities installed in connection with Unit 2 of the East Bend Generating Station located in Boone County, Kentucky as to which the Company at the date hereof owns an undivided 31% interest as tenant in common with another public utility company (such interests in said facilities being hereinafter called the Boone County Project); and

WHEREAS, the loan by the Water Authority in respect of the Water Project is to be funded by the proceeds derived from the sale by the Water Authority of State of Ohio Collateralized Pollution Control Revenue Refunding Bonds, 2005 Series A (The Dayton Power and Light Company Project), in the aggregate principal amount of $41,300,000 (hereinafter called the Water Project Bonds); and

WHEREAS, the loan by the Air Authority in respect of the Air Project is to be funded by the proceeds derived from the sale by the Air Authority of State of Ohio Collateralized Pollution Control Revenue Refunding Bonds, 2005 Series B (The Dayton Power and Light Company Project), in the aggregate principal amount of $137,800,000 (hereinafter called the Air Project Bonds); and

WHEREAS, the loan by Boone County in respect of the Boone County Project is to be funded by the proceeds derived from the sale by Boone County of County of Boone, Kentucky Collateralized Pollution Control Revenue Refunding Bonds, 2005 Series A (The Dayton Power and Light Company Project), in the aggregate principal amount of $35,275,000 (hereinafter called the Boone County Project Bonds); and

WHEREAS, the Water Project Bonds are to be issued under a certain Trust Indenture, dated as of August 1, 2005 (hereinafter called the Water Pollution Control Indenture), between the Water Authority and The Bank of New York, as Trustee (hereinafter in such capacity called the Water Project Bond Trustee), and the New Water Bonds are to be assigned by the Water Authority to the Water Project Bond Trustee as security for the payment of the principal of and interest on the Water Project Bonds and are to be delivered by the Company on behalf of the Water Authority directly to the Water Project Bond Trustee; and

WHEREAS, the Air Project Bonds are to be issued under a certain Trust Indenture, dated as of August 1, 2005 (hereinafter called the Air Pollution Control Indenture), between the Air Authority and The Bank of New York, as Trustee (hereinafter in such capacity called the Air Project Bond Trustee), and the New Air Bonds are to be assigned by the Air Authority to the Air Project Bond Trustee as security for the payment of the principal of and interest on the Air Project Bonds and are to be delivered by the Company on behalf of the Air Authority directly to the Air Project Bond Trustee; and

WHEREAS, the Boone County Project Bonds are to be issued under a certain Trust Indenture, dated as of August 1, 2005 (hereinafter called the Boone County Pollution Control Indenture), between Boone County and The Bank of New York, as Trustee (hereinafter in such capacity called the Boone County Project Bond Trustee), and the New Boone County Bonds are to be assigned by Boone County to the Boone County Project Bond Trustee as security for the payment of the principal of and interest on the Boone County Project Bonds and are to be delivered by the Company on behalf of Boone County directly to the Boone County Project Bond Trustee; and

WHEREAS, the New Bonds and the Trustee’s certificate to be endorsed on all the New Bonds are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of Exhibits A, B and C hereto, as applicable; and

WHEREAS, at a meeting of the Board of Directors of the Company, the Board of Directors adopted a resolution that authorized officers of the Company to approve the form, terms and provisions of this Forty-Third Supplemental Indenture (including the forms of the New Bonds), and the execution by the Company of a supplemental indenture in such form and having substantially the same form, terms and the provisions as said Thirty-Six Supplemental Indenture; and

WHEREAS, all things necessary to make the New Bonds hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage as amended, have been done and performed.

NOW, THEREFORE, THIS INDENTURE WITNESSETH

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Forty-Third Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the New Bonds are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the New Bonds by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Forty-Third Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Forty-Third Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

ARTICLE IX.

REAL PROPERTY AND INTERESTS IN REAL PROPERTY.

All and singular, all real property and interests in real property acquired by the Company between September 1, 2003, the date of the Forty-Second Supplemental Indenture, and the date of this Forty-Third Supplemental Indenture, and owned by the Company at the latter date.

ARTICLE X.

ELECTRIC GENERATING PLANTS.

All electric generating plants and stations of the Company acquired by it between September 1, 2003, the date of the Forty-Second Supplemental Indenture, and the date of this Forty-Third Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

ARTICLE XI.

TRANSMISSION LINES.

All electric overhead and underground transmission lines of the Company acquired by it between September 1, 2003, the date of the Forty-Second Supplemental Indenture, and the date of this Forty-Third Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation.

ARTICLE XII.

SUBSTATIONS AND SUBSTATION SITES.

All substations and switching stations of the Company acquired by it between September 1, 2003, the date of the Forty-Second Supplemental Indenture, and the date of this Forty-Third Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations.

ARTICLE XIII.

ELECTRIC DISTRIBUTION SYSTEMS.

All electric distribution systems of the Company acquired by it between September 1, 2003, the date of the Forty-Second Supplemental Indenture, and the date of this Forty-Third Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them, together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

ARTICLE XIV.

LIQUEFIED PETROLEUM GAS PRODUCTION AND STORAGE FACILITIES.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between September 1, 2003, the date of the Forty-Second Supplemental Indenture, and the date of this Forty-Third Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

ARTICLE XV.

GAS DISTRIBUTION SYSTEMS.

All gas distribution systems of the Company acquired or constructed by it between September 1, 2003, the date of the Forty-Second Supplemental Indenture, and the date of this Forty-Third Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them, together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

ARTICLE XVI.

OFFICE AND DEPARTMENTAL BUILDINGS.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between September 1, 2003, the date of the Forty-Second Supplemental Indenture, and the date of this Forty-Third Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

ARTICLE XVII.

TELEPHONE LINES.

All telephone lines of the Company acquired by it between September 1, 2003, the date of the Forty-Second Supplemental Indenture, and the date of this Forty-Third Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

ARTICLE XVIII.

FRANCHISES.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between September 1, 2003, the date of the Forty-Second Supplemental Indenture, and the date of this Forty-Third Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Forty-Third Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, immunities, privileges and rights, or any of them, and of all other franchises, grants, immunities, privileges and rights now subject to the lien of the First Mortgage as amended.

ARTICLE XIX.

OTHER REAL ESTATE AND APPURTENANCES.

A.                                   All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Forty-Third Supplemental Indenture.

B.                                     All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.                                     All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage as amended, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage as amended.

D.                                    All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage as amended, or which the Company has or may have the right to exercise in respect of any of said properties.

E.                                      All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage as amended.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage as amended and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, to any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means which may have been acquired after the effective date of the amendment to this Clause made by or pursuant to the provisions of the Eleventh Supplemental Indenture, or to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.

ARTICLE XX.

PROPERTY HEREAFTER TO BECOME SUBJECT TO THE LIEN OF
THE FIRST MORTGAGE AS AMENDED.

A.                                   Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage:  (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means, or any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.

B.                                     Any and all property of every name and nature, including shares of stock, bonds, other securities or obligations and cars, trucks or other vehicles for the transportation of personnel, materials or equipment by any means, which, from time to time after the execution of this Forty-Third Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times, as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage as amended, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

SUBJECT, HOWEVER, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the years 2004 and 2005 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage as amended, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

IN TRUST NEVERTHELESS, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

Section 20.1

Bonds of the 4.80% Pollution Control Series 2005-A Due 2034 and Issue Thereof.

(a)                                                                                         There shall be a series of Bonds designated “4.80% Pollution Control Series 2005-A Due 2034”, each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of the New Water Bonds which may be outstanding under the First Mortgage as amended and this Forty-Third Supplemental Indenture shall be limited to $41,300,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

(b)                             Upon the execution and delivery of this Forty-Third Supplemental Indenture and upon delivery of $41,300,000 aggregate principal amount of the New Water Bonds, executed by the Company, and upon compliance by the Company with the provisions of Article Five, Article Six or Article Seven or any or all of said Articles, as the case may be, of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Forty-Third Supplemental Indenture, authenticate the New Water Bonds and deliver the New Water Bonds as provided in said Article Five, Article Six or Article Seven.

(c)                              The New Water Bonds shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature on January 1, 2034; and shall bear interest from August 17, 2005 as provided in said Section 3 of Article Two at the rate of four and eighty hundredths per centum (4.80%) per annum until paid or redeemed as hereinafter provided, payable on January 1, 2006 and thereafter semi-annually on each January 1 and July 1, and on the maturity date, to the Bondholders in whose names such New Water Bonds are registered at the close of business on the Business Day immediately preceding such January 1 or July 1, except that if the Company shall default in the payment of any installment of interest on any New Water Bonds, such interest in default shall be paid to the Bondholders in whose names the New Water Bonds are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner.  The New Water Bonds shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.  The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any date on which principal or interest is payable on the New Water Bonds is not a Business Day (as defined below), the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.  “Business Day” means any day, other than a Saturday or Sunday, or a day on which banking institutions or trust companies in The City of New York are generally authorized or required by law, regulation or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

(d)                                                                                        The New Water Bonds shall be issued in denominations of $5,000 and any integral multiple of $5,000.

Whenever any New Water Bond or New Water Bonds shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a New Water Bond or New Water Bonds of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the New Water Bond or New Water Bonds so surrendered, a New Water Bond or New Water Bonds of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive.  On presentation of any New Water Bond which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a New Water Bond or New Water Bonds in principal amount equal to the unredeemed portion of the New Water Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any New Water Bond during a period of fifteen (15) days next preceding any selection of New Water Bonds to be redeemed or (b) register a transfer of, or exchange, any New Water Bond which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration of transfer or exchange of New Water Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive New Water Bonds shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive New Water Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed New Water Bonds as provided in Section 8 of Article Two of the First Mortgage as amended.  Such temporary New Water Bonds shall be exchangeable for definitive New Water Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Forty-Third Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

(e)                                                                                         The New Water Bonds shall be subject to mandatory redemption by the Company prior to maturity at any time in whole or in part at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date, upon receipt by the Trustee of notice from the Water Project Bond Trustee to the effect that (a) the Company is required to deliver moneys to the Water Project Bond Trustee for the redemption of the Water

Project Bonds in whole or in part, as the case may be, as provided in Section 6.3 of the Water Pollution Control Agreement and (b) an equivalent principal amount of the Water Project Bonds are being concurrently called for redemption.  Said notice shall specify the redemption date of such New Water Bonds (which redemption date shall be the same date as the redemption date specified in said notice for the Water Project Bonds being currently redeemed).  Any such redemption shall be made upon the notice and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

(f)                                                                                           The New Water Bonds shall be subject to redemption, at the option of the Company, prior to maturity at any time, in whole or in part, at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date, upon receipt by the Trustee of an officers’ certificate to the effect that (a) the Company has given notice to the Water Project Bond Trustee that the Company is exercising its option to direct the redemption of Water Project Bonds in whole or in part, as provided in Section 6.2 of the Water Pollution Control Agreement and (b) an equivalent principal amount of New Water Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall have attached to it a copy of said notice to the Water Project Bond Trustee and shall specify the redemption date of such New Water Bonds (which redemption date shall be not less than 45 days (unless a shorter period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Water Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice, which may be conditional as provided in Section 8 of this Article One, and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

(g)                             The New Water Bonds shall also be subject to redemption prior to maturity, at the option of the Company, in whole or in part, at anytime on or after July 1, 2015, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date.

Prior to any such redemption, the Trustee shall have received an officers’ certificate to the effect that (a) the Company has given notice to the Water Project Bond Trustee that the Company is exercising its option to deliver moneys to the Water Project Bond Trustee for the redemption of Water Project Bonds in whole or in part, as the case may be, as provided in Section 6.1 of the Water Pollution Control Agreement and (b) an equivalent principal amount of Water Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall specify the principal amount of New Water Bonds to be redeemed, shall have attached to it a copy of said notice to the Water Project Bond Trustee and shall specify the redemption date of such New Water Bonds (which redemption date shall be not less than 45 days (unless a shorter time period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Water Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice, which may be conditional as provided in Section 8 of this Article One, and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

(h)                                                                                        Subject to the provisions of the First Mortgage as amended, written notice of redemption of the New Water Bonds pursuant to any of Sections 5, 6 or 7 of this Article One shall be given by the Trustee by mailing, first class postage prepaid, or delivering by hand to the registered owner of such New Water Bonds to be redeemed a notice of such redemption at its last address as it shall appear upon the books of the Company for the registration and transfer of such New Water Bonds.  Any notice of redemption pursuant to said Sections 5, 6 or 7 shall be mailed or delivered by hand as least 30 days and not earlier than 60 days before the redemption date; provided, however, that the registered owner or owners of all New Water Bonds may consent in writing to a shorter notice period, and such consent, if filed with the Trustee, shall be binding upon the Company and such registered owners and their transferees.  In the case of any notice of redemption of New Water Bonds pursuant to said Sections 6 or 7, such notice shall state that such redemption is conditional to the same extent and with the same effect, if any, as the notice of redemption of the Water Project Bonds being concurrently redeemed.

(i)                                                                                            In the event any Water Project Bonds shall be purchased by the Company and surrendered by the Company to the Water Project Bond Trustee for cancellation or shall be otherwise surrendered to the Water Project Bond Trustee for cancellation pursuant to the Water Pollution Control Indenture (except upon exchange for other Water Project Bonds), New Water Bonds equivalent in principal amount to the Water Project Bonds so surrendered shall be deemed to have been paid, but only when and to the extent that (a) such payment of the principal amount of such New Water Bonds shall be noted by an agency of the Company on the schedule of payments on such New Water Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such New Water Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 11 of this Article One.

(j)                               In the event and to the extent the principal of or interest on any Water Project Bonds shall be paid out of funds held by the Water Project Bond Trustee or out of any other funds or shall otherwise be deemed to be paid, an equal amount of principal or interest, as the case may be, payable with respect to an aggregate principal amount of New Water Bonds equal to an aggregate principal amount of such Water Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal of such New Water Bonds, only when and to the extent that (a) such payment of the principal amount thereof shall be noted by any agency of the Company on the schedule of payments on such New Water Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such New Water Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 11 of this Article One.

(k)                                                                                         When payment of any principal amount of a New Water Bond is made as provided in Section 9 or 10 of this Article One, the registered owner thereof shall surrender it to an agency of the Company for notation and notification or to the Trustee for cancellation as provided in such Section.  All New Water Bonds deemed to have been paid in full as provided in Section 9 or 10 of this Article One shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same.  In the event that part of a New Water Bond shall be deemed to have been paid as provided in said Section 9 or 10, the registered owner may at its option surrender such New Water Bond to the Trustee for cancellation, in which event the Trustee shall cancel such New Water Bond and the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, New Water Bonds in such authorized denominations as shall be specified by the registered owner in an aggregate principal amount equal to  the unpaid balance of the principal amount of such surrendered New Water Bond.

(l)                               Except as in this Forty-Third Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the New Water Bonds at any time outstanding.  The term “officers’ certificate as used in this Article One shall mean a certificate signed by the President or a Vice President and any other Vice

President, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary or any other officer of the Company.

SECTION 13.                          The New Water Bonds shall be in fully registered form only.  The form of the New Water Bonds, and of the Trustee’s certificate of authentication thereon, shall be substantially as set forth in Exhibit A.

Section 20.2

Bonds of the 4.80% pollution control Series 2005-B Due 2034 and Issue Thereof.

(a)                                                                                         There shall be a series of Bonds designated “4.80% Pollution Control Series 2005-B Due 2034”, each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of New Air Bonds which may be outstanding under the First Mortgage as amended and this Forty-Third Supplemental Indenture shall be limited to $137,800,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

(b)                                                                                        Upon the execution and delivery of this Forty-Third Supplemental Indenture and upon delivery of $137,800,000 aggregate principal amount of the New Air Bonds, executed by the Company, and upon compliance by the Company with the provisions of Article Five, Article Six or Article Seven or any or all of said Articles, as the case may be, of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Forty-Third Supplemental Indenture, authenticate the New Air Bonds and deliver the New Air Bonds as provided in said Article Five, Article Six or Article Seven.

(c)                                                                                         The New Air Bonds shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature on January 1, 2034,; and shall bear interest from August 17, 2005 as provided in said Section 3 of Article Two at the rate of four and eighty hundredths per centum (4.80%) per annum until paid or redeemed as hereinafter provided, payable on January 1, 2006 and thereafter semi-annually on each January 1 and July 1, and on the maturity date, to the Bondholders in whose names such New Air Bonds are registered at the close of business on the Business Day immediately preceding such January 1 or July 1, except that if the Company shall default in the payment of any installment of interest on any New Air Bonds, such interest in default shall be paid to the Bondholders in whose names the New Air Bonds are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner.  The New Air Bonds shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.  The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any date on which principal or interest is payable on the New Air Bonds is not a Business Day (as defined below), the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.  “Business Day” means any day, other than a Saturday or Sunday, or a day on which banking institutions or trust companies in The City of New York are generally authorized or required by law, regulation or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

(d)                                                                                        The New Air Bonds shall be issued in denominations of $5,000 and any integral multiple of $5,000.

Whenever any New Air Bond or New Air Bonds shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a New Air Bond or New Air Bonds of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the New Air Bond or New Air Bonds so surrendered, a New Air Bond or New Air Bonds of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive.  On presentation of any New Air Bond which is to be redeemed pursuant to the provisions of Section 5 of this Article Two in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a New Air Bond or New Air Bonds in principal amount equal to the unredeemed portion of the New Air Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any New Air Bond during a period of fifteen (15) days next preceding any selection of New Air Bonds to be redeemed or (b) register a transfer of, or exchange, any New Air Bond which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration of transfer or exchange of New Air Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive New Air Bonds shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive New Air Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed New Air Bonds as provided in Section 8 of Article Two of the First Mortgage as amended.  Such temporary New Air Bonds shall be exchangeable for definitive New Air Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Forty-Third Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

(e)                                                                                         The New Air Bonds shall be subject to mandatory redemption by the Company prior to maturity at any time in whole or in part at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date, upon receipt by the Trustee of notice from the Air Project Bond Trustee to the effect that (a) the Company is required to deliver moneys to the Air Project Bond Trustee for the redemption of the Air Project Bonds in whole or in part, as the case may be, as provided in Section 6.3 of the Air Pollution Control Agreement and (b) an equivalent principal amount of Air Project Bonds are being concurrently called for redemption.  Said notice shall specify the redemption date of such New Air Bonds (which redemption date shall be the same date as the redemption date specified in said notice for the Air Project Bonds being currently redeemed).  Any such redemption shall be made upon the notice and in the manner provided in this Article Two, subject to the provisions of the First Mortgage as amended.

(f)                                                                                           The New Air Bonds shall be subject to redemption, at the option of the Company, prior to maturity at any time, in whole or in part, at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date, upon receipt by the Trustee of an officers’ certificate to the effect that (a) the Company has given notice to the Air Project Trustee that the Company is exercising its option to direct the redemption of Air Project Bonds in whole or in part, as provided in Section 6.2 of the Air Pollution Control Agreement and (b) an equivalent principal amount of New Air Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall have attached to it a copy of said notice to the Air Project Bond Trustee and shall specify the redemption date of such New Air Bonds (which redemption date shall be not less than 45 days (unless a shorter period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Air Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice, which may be conditional as provided in Section 8 of this Article Two, and in the manner provided in this Article Two, subject to the provisions of the First Mortgage as amended.

(g)                                                                                        The New Air Bonds shall also be subject to redemption prior to maturity, at the option of the Company, in whole or in part, at anytime on or after July 1, 2015, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date.

Prior to any such redemption, the Trustee shall have received an officers’ certificate to the effect that (a) the Company has given notice to the Trustee that the Company is exercising its option to deliver moneys to the Air Project Bond Trustee for the redemption of Air Project Bonds in whole or in part, as the case may be, as provided in Section 6.1 of the Air Pollution Control Agreement and (b) an equivalent principal amount of Air Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall specify the principal amount of the New Air Bonds to be redeemed, shall have attached to it a copy of said notice to the Air Project Bond Trustee and shall specify the redemption date of such New Air Bonds (which redemption date shall be not less than 45 days (unless a shorter period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Air Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice, which may be conditional as provided in Section 8 of this Article Two, and in the manner provided in this Article Two, subject to the provisions of the First Mortgage as amended.

(h)                                                                                        Subject to the provisions of the First Mortgage as amended, written notice of redemption of the New Air Bonds pursuant to any of Sections 5, 6 or 7 of this Article Two shall be given by the Trustee by mailing, first class postage prepaid, or delivering by hand to the registered owner of such New Air Bonds to be redeemed a notice of such redemption at its last address as it shall appear upon the books of the Company for the registration and transfer of such New Air Bonds.  Any notice of redemption pursuant to said Sections 5, 6 or 7 shall be mailed or delivered by hand as least 30 days and not earlier than 60 days before the redemption date; provided, however, that the registered owner or owners of all New Air Bonds may consent in writing to a shorter notice period, and such consent, if filed with the Trustee, shall be binding upon the Company and such registered owners and their transferees.  In the case of any notice of redemption of New Air Bonds pursuant to said Sections 6 or 7, such notice shall state that such redemption is conditional to the same extent and with the same effect, if any, as the notice of redemption of the Air Project Bonds being concurrently redeemed.

(i)                                                                                            In the event any Air Project Bonds shall be purchased by the Company and surrendered by the Company to the Air Project Bond Trustee for cancellation or shall be otherwise surrendered to the Air Project Bond Trustee for cancellation pursuant to the Air Pollution Control Indenture (except upon exchange for other Air Project Bonds), New Air Bonds equivalent in principal amount to the Air Project Bonds so surrendered shall be deemed to have been paid, but only when and to the extent that (a) such payment of the principal amount of such New Air Bonds shall be noted by an agency of the Company on the schedule of payments on such New Air Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such New Air Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 11 of this Article Two.

(j)                                                                                            In the event and to the extent the principal of or interest on any Air Project Bonds shall be paid out of funds held by the Air Project Bond Trustee or out of any other funds or shall otherwise be deemed to be paid, an equal amount of principal or interest, as the case may be, payable with respect to an aggregate principal amount of New Air Bonds equal to an aggregate principal amount of such Air Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal of such New Air Bonds, only when and to the extent that (a) such payment of the principal amount thereof shall be noted by any agency of the Company on the schedule of payments on such New Air Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such New Air Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 11 of this Article Two.

(k)                                                                                         When payment of any principal amount of a New Air Bond is made as provided in Section 9 or 10 of this Article Two, the registered owner thereof shall surrender it to an agency of the Company for notation and notification or to the Trustee for cancellation as provided in such Section.  All New Air Bonds deemed to have been paid in full as provided in Section 9 or 10 of this Article Two shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same.  In the event that part of a New Air Bond shall be deemed to have been paid as provided in said Section 9 or 10, the registered owner may at its option surrender such New Air Bond to the Trustee for cancellation, in which event the Trustee shall cancel such New Air Bond and the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, New Air Bonds in such authorized denominations as shall be specified by the registered owner in an aggregate principal amount equal to  the unpaid balance of the principal amount of such surrendered New Air Bond.

(l)                                                                                            Except as in this Forty-Third Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the New Air Bonds at any time outstanding.  The term “officers’ certificate as used in this Article Two shall mean a certificate signed by the President or a Vice President and any other Vice President, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary or any other officer of the Company.

SECTION 13.                          The New Air Bonds shall be in fully registered form only.  The form of the New Air Bonds, and of the Trustee’s certificate of authentication thereon, shall be substantially as set forth in Exhibit B.

Section 20.3

Bonds of the 4.70% pollution control Series 2005-C Due 2028 and Issue Thereof.

(a)                                                                                         There shall be a series of Bonds designated “4.70% Pollution Control Series 2005-C Due 2028”, each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of the New Boone County Bonds which may outstanding under the First Mortgage as amended and this Forty-Third Supplemental Indenture shall be limited to $35,275,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

(b)                                                                                        Upon the execution and delivery of this Forty-Third Supplemental Indenture and upon delivery of $35,275,000 aggregate principal amount of the New Boone County Bonds, executed by the Company, and upon compliance by the Company with the provisions of Article Five, Article Six or Article Seven or any or all of said Articles, as the case may be, of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Forty-Third Supplemental Indenture, authenticate the New Boone County Bonds and deliver the New Boone County Bonds as provided in said Article Five, Article Six or Article Seven.

(c)                                                                                         The New Boone County Bonds shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature on January 1, 2028; and shall bear interest from August 17, 2005 as provided in said Section 3 of Article Two at the rate of four and seventy hundredths per centum (4.70%) per annum until paid or redeemed as hereinafter provided, payable on January 1, 2006 and thereafter semi-annually on each January 1 and July 1, and on the maturity date, to the Bondholders in whose names such New Boone County Bonds are registered at the close of business on the Business Day immediately preceding such January 1 or July 1, except that if the Company shall default in the payment of any installment of interest on any New Boone County Bonds, such interest in default shall be paid to the Bondholders in whose names the New Boone County Bonds are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner.  The New Boone County Bonds shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.  The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any date on which principal or interest is payable on the New Boone County Bonds is not a Business Day (as defined below), the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.  “Business Day” means any day, other than a Saturday or Sunday, or a day on which banking institutions or trust companies in The City of New York are generally authorized or required by law, regulation or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

(d)                                                                                        The New Boone County Bonds shall be issued in denominations of $5,000 and any integral multiple of $5,000.

Whenever any New Boone County Bond or New Boone County Bonds shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a New Boone County Bond or New Boone County Bonds of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the New Boone County Bond or New Boone County Bonds so surrendered, a New Boone County Bond or New Boone County Bonds of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive.  On presentation of any New Boone County Bond which is to be redeemed pursuant to the provisions of Section 5 of this Article Three in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a New Boone County Bond or New Boone County Bonds in principal amount equal to the unredeemed portion of the New Boone County Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any New Boone County Bond during a period of fifteen (15) days next preceding any selection of New Boone County Bonds to be redeemed or (b) register a transfer of, or exchange, any New Boone County Bond which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration of transfer or exchange of New Boone County Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive New Boone County Bonds shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive New Boone County Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed New Boone County Bonds as provided in Section 8 of Article Two of the First Mortgage as amended.  Such temporary New Boone County Bonds shall be exchangeable for definitive New Boone County Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Forty-Third Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

(e)                                                                                         The New Boone County Bonds shall be subject to mandatory redemption by the Company prior to maturity at any time in whole or in part at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date, upon receipt by the Trustee of notice from the Boone County Project Bond Trustee to the effect that (a) the Company is required to deliver moneys to the Boone County Project Bond Trustee for the redemption of the Boone County Project Bonds in whole or in part, as the case may be, as provided in Section 6.3 of the Boone County Pollution Control Agreement and (b) an equivalent principal amount of Boone County Project Bonds are being concurrently called for redemption.  Said notice shall specify the redemption date of such New Boone County Bonds (which redemption date shall be the same date as the redemption date specified in said notice for the Boone County Project Bonds being currently redeemed).  Any such redemption shall be made upon the notice and in the manner provided in this Article Three, subject to the provisions of the First Mortgage as amended.

(f)                                                                                           The New Boone County Bonds shall be subject to redemption, at the option of the Company, prior to maturity at any time, in whole or in part, at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date, upon receipt by the Trustee of an officers’ certificate to the effect that (a) the Company has given notice to the Boone County Project Bond Trustee that the Company is exercising its option to direct the redemption of Boone County Project Bonds in whole or in part, as provided in Section 6.2 of the Boone County Pollution Control Agreement and (b) an equivalent principal amount of New Boone County Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall have attached to it a copy of said notice to the Boone County Project Bond Trustee and shall specify the redemption date of such applicable New Boone County Bonds

(which redemption date shall be not less than 45 days (unless a shorter period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Boone County Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice, which may be conditional as provided in Section 8 of this Article Three, and in the manner provided in this Article Three, subject to the provisions of the First Mortgage as amended.

(g)                                                                                        The New Boone County Bonds shall also be subject to redemption prior to maturity, at the option of the Company, in whole or in part, at anytime on or after July 1, 2015, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date.

Prior to any such redemption, the Trustee shall have received an officers’ certificate to the effect that (a) the Company has given notice to the Boone County Bond Trustee that the Company is exercising its option to deliver moneys to the Boone County Bond Trustee for the redemption of Boone County Project Bonds in whole or in part, as the case may be, as provided in Section 6.1 of the Boone County Pollution Control Agreement and (b) an equivalent principal amount of Boone County Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall specify the principal amount of the New Boone County Bonds to be redeemed, shall have attached to it a copy of said notice to the applicable Boone County Project Bond Trustee and shall specify the redemption date of such New Boone County Bonds (which redemption date shall be not less than 45 days (unless a shorter period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Boone County Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice, which may be conditional as provided in Section 8 of this Article Three, and in the manner provided in this Article Three, subject to the provisions of the First Mortgage as amended.

(h)                                                                                        Subject to the provisions of the First Mortgage as amended, written notice of redemption of the New Boone County Bonds pursuant to any of Sections 5, 6 or 7 of this Article Three shall be given by the Trustee by mailing, first class postage prepaid, or delivering by hand to the registered owner of such New Boone County Bonds to be redeemed a notice of such redemption at its last address as it shall appear upon the books of the Company for the registration and transfer of such New Boone County Bonds.  Any notice of redemption pursuant to said Sections 5, 6 or 7 shall be mailed or delivered by hand as least 30 days and not earlier than 60 days before the redemption date; provided, however, that the registered owner or owners of all New Boone County Bonds may consent in writing to a shorter notice period, and such consent, if filed with the Trustee, shall be binding upon the Company and such registered owners and their transferees.  In the case of any notice of redemption of New Boone County Bonds pursuant to said Sections 6 or 7, such notice shall state that such redemption is conditional to the same extent and with the same effect, if any, as the notice of redemption of the Boone County Project Bonds being concurrently redeemed.

(i)                                                                                            In the event any Boone County Project Bonds shall be purchased by the Company and surrendered by the Company to the Boone County Project Bond Trustee for cancellation or shall be otherwise surrendered to the Boone County Project Bond Trustee for cancellation pursuant to the Boone County Pollution Control Indenture (except upon exchange for other Boone County Project Bonds), New Boone County Bonds equivalent in principal amount to the Boone County Bonds so surrendered shall be deemed to have been paid, but only when and to the extent that (a) such payment of the principal amount of such New Boone County Bonds shall be noted by an agency of the Company on the schedule of payments on such New Boone County

Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such New Boone County Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 11 of this Article Three.

(j)                                                                                            In the event and to the extent the principal of or interest on any Boone County Project Bonds shall be paid out of funds held by the Boone County Project Bond Trustee or out of any other funds or shall otherwise be deemed to be paid, an equal amount of principal or interest, as the case may be, payable with respect to an aggregate principal amount of New Boone County Bonds equal to an aggregate principal amount of such Boone County Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal of such New Boone County Bonds, only when and to the extent that (a) such payment of the principal amount thereof shall be noted by any agency of the Company on the schedule of payments on such New Boone County Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such New Boone County Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 11 of this Article Three.

(k)                                                                                         When payment of any principal amount of a New Boone County Bond is made as provided in Section 9 or 10 of this Article Three, the registered owner thereof shall surrender it to an agency of the Company for notation and notification or to the Trustee for cancellation as provided in such Section.  All New Boone County Bonds deemed to have been paid in full as provided in Section 9 or 10 of this Article Three shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same.  In the event that part of a New Boone County Bond shall be deemed to have been paid as provided in said Section 9 or 10, the registered owner may at its option surrender such New Boone County Bond to the Trustee for cancellation, in which event the Trustee shall cancel such New Boone County Bond and the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, New Boone County Bonds in such authorized denominations as shall be specified by the registered owner in an aggregate principal amount equal to  the unpaid balance of the principal amount of the such surrendered New Boone County Bond.

(l)                                                                                            Except as in this Forty-Third Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the New Boone County Bonds at any time outstanding.  The term officers’ certificate as used in this Article Three shall mean a certificate signed by the President or a Vice President and any other Vice President, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary or any other officer of the Company.

SECTION 13.                          The New Boone County Bonds shall be in fully registered form only.  The form of the New Boone County Bonds, and of the Trustee’s certificate of authentication thereon, shall be substantially as set forth in Exhibit C.

Section 20.4

amendments to first mortgage as amended  to become effective at a later date or dates.

(a)                                                                                         The Company, and the holders of any New Bonds by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by the following Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 of this Article Four shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of

6.35% Series Due 2007, Pollution Control Series 1992-A Due 2027, Pollution Control Series 1992-B Due 2027, Pollution Control Series 1992-C Due 2022 and 5.125% Series Due 2013 or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), all in conformity with the provisions of Article Eighteen of the First Mortgage as amended.

(b)                                                                                        Effective on a date fixed as provided in Section 1 of this Article Four, the following definition shall be added to Section 3 of Article One of the First Mortgage as amended after the definition of the term “resolution” reading as follows:

“The term “Board of Directors” shall mean the board of directors of the Company or any committee thereof duly authorized by resolution duly adopted by said board of directors to act in respect of matters relating to this Indenture.”

(c)                                                                                         Effective on a date fixed as provided in Section 1 of this Article Four, the phrase “Board of Directors or the Executive Committee” shall be replaced by the phrase “Board of Directors” in each and every place where such phrase appears in the First Mortgage as amended.

(d)                                                                                        Effective on a date fixed as provided in Section 1 of this Article Four, Section 7 of Article One of the First Mortgage as amended shall be restated in its entirety to read as follows:

“The term “net earnings certificate”, shall mean a certificate signed by the Chairman of the Board or Chief Executive Officer or President or a Vice President of the Company and an accountant, who unless, required to be independent, may be an officer or employee of the Company, stating:

(A)                              the adjusted net earnings of the Company for a period of twelve (12) consecutive calendar months within the eighteen (18) calendar months immediately preceding the first day of the month in which the application for the authentication and delivery under this Indenture of Bonds then applied for is made, being and specifying:

(1)                                  its operating revenues, which may include revenues collected by the Company subject to possible refund at a future date, with the principal divisions thereof;

(2)                                  its operating expenses, with the principal divisions thereof, including, without limitation, all expenses and accruals for repairs and maintenance and all appropriations out of income for property retirement in respect of all property owned by the Company;

(3)                                  the amount remaining after deducting the amount required to be stated in such certificate by clause (2) of this Section from the amount required to be stated therein by clause (1) of this Section;

(4)                                  its rental revenues (net) not otherwise included in such certificate;

(5)                                  the sum of the amounts required to be stated in such certificate by clauses (3) and (4) of this Section;

(6)                                  its other income or loss (net);

(7)                                  the amount, if any, by which the amount of other income or loss (net) required to be stated in such certificate by clause (6) of this Section exceeds, without regard to whether such net amount constitutes income or loss, ten per centum (10%) of the amount required to be stated in such certificate by clause (5) of this Section;

(8)                                  the amount remaining after reducing the amount required to be stated in such certificate by clause (6) of this Section by the amount required to be stated therein by clause (7) of this Section; and

(9)                                  the adjusted net earnings of the Company for such period of twelve (12) consecutive calendar months (being the sum of the amounts required to be stated in such certificate by clauses (5) and (8) of this Section);

(B)                                the annual interest requirements, being the interest requirements, if any, for twelve (12) months upon:

(1)                                  all Bonds outstanding hereunder at the date of such certificate, except any for the payment of which the Bonds applied for are to be issued; provided that, if any such series of outstanding Bonds bears interest at a variable rate, then the interest on such series of Bonds shall be computed at the average annual rate in effect for such series during the period of twelve (12) consecutive calendar months (or any portion thereof in which Bonds of such series are outstanding) being used for the calculation of adjusted net earnings; and if such outstanding Bonds have been issued after the end of such twelve (12) consecutive calendar months, then computed at the initial rate upon issuance;

(2)                                  all Bonds then applied for in pending applications, including the application in connection with which such certificate is made, computed at the initial rate upon issuance;

(3)                                  the principal amount of all other indebtedness (except indebtedness for the payment of which the Bonds applied for are to be issued and indebtedness for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held by the Trustee or the trustee or other holder of a lien prior to the lien of this Indenture upon property subject to the lien of this Indenture with irrevocable direction so to apply the same; provided that, in the case of redemption, the notice required therefor shall have been given or have been provided for to the satisfaction of the Trustee), outstanding in the hands of the public on the date of such certificate and secured by a lien prior to the lien of this Indenture upon property subject to the lien of this Indenture, if said indebtedness has been assumed by the Company or if the Company customarily pays the interest upon the principal thereof.

In calculating such adjusted net earnings, all the Company’s expenses for taxes (other than income, profits and other taxes measured by, or dependent on, net income), assessments, rentals and insurance shall be included in its operating expenses, or otherwise deducted from its revenues and income; provided, however, that no expenses or provisions for interest on any of its indebtedness or for the amortization of debt discount, premium and expense, or loss on reacquired debt, amortization of property (other than depreciation or other similar provisions for property retirement), or for other amortization, or for any other extraordinary charge to income of whatever kind or nature, or for refunds of revenues previously collected by the Company subject to possible refund, or for any improvement or sinking fund or other device for the retirement of any indebtedness, shall be required to be included in operating expenses to be deducted from, or shall be otherwise required to be deducted from, its revenues or its other income and no extraordinary items of any kind or nature shall be included in calculating such adjusted net earnings.

If any of the property of the Company owned by it at the time of the making of any net earnings certificate shall have been acquired during or after any period for which adjusted net earnings of the Company are to be computed, the adjusted net earnings of such property (computed in the manner in this Section provided for the computation of the adjusted net earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included and unless such property shall have been acquired in exchange or substitution for property the earnings of which have been included, may, at the option of the Company, be included in the adjusted net earnings of the Company for all purposes of this Indenture, and shall be included if such property has been operated as a separate unit or if the earnings therefrom are readily ascertainable.

In any case where a net earnings certificate is required as a condition precedent to the authentication and delivery of Bonds, such certificate shall also be made and signed by an independent public accountant, if the aggregate principal amount of Bonds then applied for plus the aggregate principal amount of Bonds authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a net earnings certificate is not required, or with respect to which a net earnings certificate made and signed by an independent public accountant has previously been furnished to the Trustee) is ten per centum (10%) or more of the aggregate principal amount of the Bonds at the time outstanding hereunder; but no net earnings certificate need be made and signed by any person other than the Chairman of the Board or Chief Executive Officer or President or a Vice President and an accountant, as to dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports.

Each such certificate shall include the statements required by Section 1 of Article Twenty hereof.

The phrase “appropriations out of income for property retirement”, and other phrases, of similar import shall be deemed to include not only charges made upon a retirement accounting theory but also charges made on any depreciation or other accounting theory intended to provide for retirement of property.

Unless otherwise specifically provided with respect to a series of Bonds, if interest on any Bonds outstanding hereunder is payable solely in the coin or currency of a foreign nation, then the annual interest requirements for such Bonds shall be based upon the estimated value (on a date within 10 days prior to the date of the application for the authentication and delivery under this Indenture of Bonds in connection with which such net earnings certificate is delivered) of such foreign coin or currency in The City of New York, New York, in the written opinion of an independent appraiser or other expert delivered to the Trustee.”

(e)                                                                                         Effective on a date fixed as provided in Section 1 of this Article Four, Section 5 of Article Five of the First Mortgage as amended shall be restated in its entirety to read as follows:

“No Bonds shall be authenticated and delivered upon the basis of property additions unless, as shown by a net earnings certificate, the adjusted net earnings of the Company for the twelve consecutive calendar months’ period therein referred to shall have been in the aggregate at least equivalent to twice the annual interest requirements as shall be specified, pursuant to the provisions of subdivision (B) of Section 7 of Article One hereof, in such net earnings certificate.”

(f)                                                                                           Effective on a date fixed as provided in Section 1 of this Article Four, Article Six of the First Mortgage as amended shall be amended by deleting a parenthetical appearing after the phrase “sinking fund provisions of any indenture supplemental hereto” and before the phrase “, the Trustee shall authenticate and deliver additional Bonds.”

(g)                                                                                        Effective on a date fixed as provided in Section 1 of this Article Four, Section 2 of Article Eight of the First Mortgage as amended shall be amended to delete the second paragraph of such Section 2.

(h)                                                                                        Effective on a date fixed as provided in Section 1 of this Article Four, Article Ten of the First Mortgage as amended shall be amended as follows:

(a)  Section 2 of Article Ten shall be amended by deleting the second, third and fourth sentences thereof and inserting in lieu thereof the following:

“Notice of redemption shall be mailed to each holder of the Bonds to be redeemed, at the address of such holder as it appears in the registry books, not less than 30 nor more than 60 days prior to the date of redemption.  Failure duly to mail such notice to the owner or holder of any Bond designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Bond.

With respect to any notice of redemption of the Bonds at the election of the Company such notice may state that such redemption shall be conditional upon the receipt by the paying agent or agents for such Bonds, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Bonds and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Bonds.  In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the paying agent or agents for the Bonds otherwise to have been redeemed shall promptly return to the holders thereof any of such Bonds which had been surrendered for payment upon such redemption.

Notice of redemption of the Bonds to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  Notice of any mandatory redemption of the Bonds shall be given by the Trustee in the name and at the expense of the Company.”

(b)  The first paragraph of Section 3 of Article Ten shall be restated in its entirety to read as follows:

“Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Bonds or portions thereof so to be redeemed shall, on the date of redemption, become due and payable at the redemption price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the redemption price and accrued interest, if any) such Bonds or portions thereof, if interest-bearing, shall cease to bear interest.  Upon surrender of any such Bond for redemption in accordance with such notice, such Bond or portion thereof shall be paid by the Company at the redemption price, together with accrued interest, if any, to the date of redemption; provided, however, that no such surrender shall be a condition to such payment if so specified with respect to such Bond in a supplemental indenture establishing the terms of such Bond.”

(c)  Clause (b) of the second paragraph of Section 3 of Article Ten shall be restated in its entirety to read as follows:

“(b) furnish to the Trustee a Treasurer’s Certificate stating that notice of redemption of such Bonds on a specified date has been given as heretofore provided, or that arrangements have been made insuring to the satisfaction of the Trustee that the notice will be given or, in lieu of such arrangements, shall deliver to the Trustee a written instrument executed by the Company and expressed to be irrevocable, authorizing the Trustee to cause the mailing of such notice for and on behalf of the Company, and”

(d)  Clause (c) of Section 3 of Article Ten shall be amended by deleting the word “publications” in the fourth line thereof and inserting the phrase “mailing of notice of redemption.”

(e)  Section 5 of Article Ten shall be amended in its entirety to read as follows:

“SECTION 5.                          Except as may be otherwise provided in any indenture supplemental hereto, at any time, upon the written request of the Company, expressed by a Treasurer’s Certificate, the Trustee shall, to the extent that such Bonds are available for such purchase, apply all or any part of the cash held by it under any provision of this Indenture (except moneys deposited for the payment or redemption of a particular series of Bonds) to the purchase of Bonds then outstanding hereunder of such series as the Company may designate.  Before making any such purchase the Trustee may, and upon request of the Company shall, by notice published once in one daily newspaper of general circulation in the Borough of Manhattan, The City of New York, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, advertise for written proposals (to be received by it on or before a specified date) to sell to it on or before a subsequent specified date Bonds of the series designated by the Company then outstanding hereunder, and the Trustee, to the extent, as nearly as is possible, of such funds then in its hands and requested by the Company to be so applied, shall purchase the Bonds so offered at the price or prices most favorable to the Company, and reasonable notice shall be mailed by the Trustee to the holder or holders of the Bonds whose proposals shall have been accepted.  The Trustee shall, upon request of the Company, invite offers of Bonds for sale to it in any other usual manner.  The Trustee, upon request of the Company, shall reject any or all proposals in whole or in part if on the same day after opening said proposals the Company has notified the Trustee that the Trustee can purchase the requisite amount of such Bonds or any part thereof at a price more favorable to the Company than it could by accepting said proposals. All offers by holders shall be subject to acceptance of a proposal thereof unless otherwise expressed in the offers and all advertisements for written proposals shall so state.”

(i)                                                                                            Effective on a date fixed as provided in Section 1 of this Article Four, Section 3 of Article Fifteen of the First Mortgage as amended shall be restated its entirety to read as follows:

“SECTION 3.                          Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 1 of this Article Fifteen, the indenture or instrument of assumption that may be executed by the successor corporation as in Sections 1 and 2 of this Article Fifteen provided, or in Article Eighteen expressly provided otherwise, neither this Indenture nor such indenture or instrument of assumption shall become or be, or be required to become or be, a lien upon any of the properties:

(a)                                  owned by the successor corporation or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction or

(b)                                 acquired by the successor corporation at or after the time of effectiveness of such transaction, except, in either case, properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof.”

(j)                                                                                            Effective on a date fixed as provided in Section 1 of this Article Four, Section 2 of Article Sixteen of the First Mortgage as amended shall be restated in its entirety to read as follows:

“SECTION 2.                          (a)                                  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 4 of this Article Sixteen.

(b)                                 The Trustee may resign at any time by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 4 of this Article Sixteen shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  The Trustee may be removed at any time by an instrument in writing filed with the Trustee and signed by the holders of a majority in principal amount of the Bonds then outstanding, and a copy of such instrument shall be delivered to the Company.

(d)                                 If at any time:

(A)                              the Trustee shall fail to comply with Section 7 of this Article Sixteen after written request therefor by the Company or by any holder who has been a bona fide holder for at least six months, or

(B)                                the Trustee shall cease to be eligible under Section 5 of this Article Sixteen or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such holder, or

(C)                                the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a resolution of its Board of Directors may remove the Trustee with respect to all Bonds or (y), any holder who has been a bona fide holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Bonds and the appointment of a successor Trustee or Trustees.

If an instrument of acceptance by a successor Trustee required by Section 4 of this Article Sixteen shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated by clause (y) in subsection (d) or this Section), the Company, by resolution of its Board of Directors, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 4 of this Article Sixteen.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by an instrument in writing filed with the retiring Trustee and signed by the holders of a majority in principal amount of the Bonds then outstanding, and a copy of such instrument shall be delivered to the Company, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 4 of this Article Sixteen, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the holders and accepted appointment in the manner required by Section 4 of this Article Sixteen, any holder who has been a bona fide holder of a Bond for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                                    So long as no event which is, or after notice or lapse of time, or both, would become, a completed default shall have occurred and be continuing, and except with respect to a Trustee appointed by the holders of a majority in principal amount of the Bonds then outstanding pursuant to subsection (e) of this Section, if the Company shall have delivered to the Trustee (i) resolutions of its Board of Directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 4 of this Article Sixteen, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 4 of this Article Sixteen, all as of such date, and all other provisions of this Section and Section 4 of this Article Sixteen shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

(g)                                 The Company shall mail notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all holders of Bonds at the address of such holder as it appears in the registry books.  Each notice shall include the name of the successor Trustee and the address of its corporate trust office.”

(k)                                                                                         Effective on a date fixed as provided in Section 1 of this Article Four, Section 3 of Article Sixteen of the First Mortgage as amended shall be restated in its entirety to read as follows:

“SECTION 3.                          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.”

(l)                                                                                            Effective on a date fixed as provided in Section 1 of this Article Four, Section 4 of Article Sixteen of the First Mortgage as amended shall be restated in its entirety to read as follows:

“SECTION 4.                          (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien to secure the amounts due to such retiring Trustee provided for in Section 1 of this Article Sixteen.

(b)                                 Upon request of any such successor Trustee, the Company shall execute any instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in subsection (a) of this Section.

(c)                                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.”

(m)                                                                                      Effective on a date fixed as provided in Section 1 of this Article Four, Section 2 of Article Eighteen of the First Mortgage as amended shall be amended to (i) replace the phrase “at least seventy-five per centum (75%)” with the phrase “a majority” in all places where such phrase appears therein, (ii) delete the first sentence of the second paragraph thereof and replace it with the sentence reading as follows:

“If at any time the Company shall request the Trustee to enter into any supplemental indenture pursuant to the provisions of this Section, the Company shall cause notice of the proposed execution of such supplemental indenture to be mailed to the registered owners of any Bonds entitled to approve or consent thereto at their addresses appearing on the bond registry books.”;

and (iii) delete the words “first publication” from the second line of the third paragraph thereof and replace it with the words “the mailing”.

(n)                                                                                        Effective on a date fixed as provided in Section 1 of this Article Four, Section 3 of Article Twenty-One of the First Mortgage as amended shall be restated in its entirety to read as follows:

“SECTION 3.                          Any money deposited with the Trustee or any paying agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Bond and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall to the extent permitted by law be paid to the Company upon a written request of the Company, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the holder of such Bond shall, as an unsecured general creditor and not as the holder of an outstanding Bond, look only to the Company for payment of the amount so due and payable and remaining unpaid unless the applicable law provides otherwise, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.”

(o)                                                                                        Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for by this Article Four or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage as amended to accomplish the purposes of said amendments.  To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series.  Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

No further consent of the holders of New Bonds shall be required to effect any of the amendments provided for in, or permitted by, this Article Four.

Section 20.5

Covenants Of The Company.

(a)                                                                      All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

(b)                                                                     Promptly after the execution and delivery of this Forty-Third Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Forty-Third Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Forty-Third Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

Section 20.6

Miscellaneous.

(a)                                                                                         The New Bonds may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Forty-Third Supplemental Indenture.

(b)                                                                                        The provisions of this Forty-Third Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Four of this Forty-Third Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Four. From and after the initial issue of the New Bonds, this Forty-Third Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Forty-Third Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed.  Except as modified or amended by this Forty-Third Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Forty-Third Supplemental Indenture, shall be applicable with respect to the New Bonds, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Forty-Third Supplemental Indenture in the same manner as though set out herein at length.  All representations and recitals contained in this Forty-Third Supplemental Indenture and in the New Bonds (save only the Trustee’s certificates upon said New Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

(c)                                                                                         The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Forty-Third Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

(d)                                                                                        This Forty-Third Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

IN WITNESS WHEREOF, THE DAYTON POWER AND LIGHT COMPANY has caused this instrument to be signed on its behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, in the City of Dayton, Ohio, and THE BANK OF NEW YORK has caused this instrument to be signed on its behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by a Vice President, Assistant Vice President or an Assistant Treasurer, in The City of New York, New York, as of the day and year first above written.

THE DAYTON POWER AND LIGHT COMPANY
	By	/s/ John J. Gillen
John J. Gillen
Senior Vice President
and Chief Financial Officer

[SEAL]

Attest:

/s/ Miggie E. Cramblit
Miggie E. Cramblit
Vice President, General Counsel
and Corporate Secretary

Signed and acknowledged in our presence by
The Dayton Power and Light Company.

THE BANK OF NEW YORK,
as Trustee
	By	/s/ Patricia Gallagher
Patricia Gallagher
Vice President

[SEAL]

Attest:

/s/ Mary LaGumina
Name: Mary LaGumina
Title: Vice President

Signed and acknowledged in our presence by
The Bank of New York.

STATE OF OHIO,	)	ss.:
COUNTY OF MONTGOMERY,	)

On this 17th day of August, 2005, personally appeared before me, a Notary Public within and for said County in the State aforesaid, John J. Gillen, and Miggie E. Cramblit, to me known and known to me to be, respectively, the Senior Vice President and Chief Financial Officer and the Vice President, General Counsel and Corporate Secretary of THE DAYTON POWER AND LIGHT COMPANY, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Senior Vice President and Chief Financial Officer and Vice President, General Counsel and Corporate Secretary for and on behalf of said corporation and that the same is their free act and deed as such Senior Vice President and Chief Financial Officer and Vice President, General Counsel and Corporate Secretary, respectively, and the free and corporate act and deed of said corporation; and said John J. Gillen, being by me duly sworn, did depose and say: that he resides in Delaware County, Pennsylvania; that he is the Senior Vice President and Chief Financial Officer of THE DAYTON POWER AND LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[SEAL]

TIMOTHY G. RICE, Attorney at Law
Notary Public, State of Ohio
My Commission has no expiration date,
Section 147.03 O.R.C.

STATE OF NEW YORK,	)	ss.:
COUNTY OF NEW YORK,		)

On this 17th day of August, 2005, personally appeared before me, a Notary Public within and for said County in the State aforesaid, Patricia Gallagher and Mary LaGumina, to me known and known to me to be, respectively, a Vice President and a Vice President of THE BANK OF NEW YORK, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Vice President and Vice President for and on behalf of said corporation and that the same is their free act and deed as such Vice President and Vice President, respectively, and the free and corporate act and deed of said corporation; and said Patricia Gallagher being by me duly sworn, did depose and say: that she resides in                              ; that she is a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of such corporation; and that she signed his name thereto by like order.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[SEAL]

Notary Public, State of New York
No.
Qualified in Bronx County
Certificate filed in New York County
Commission Expires

This instrument prepared by

Timothy G. Rice, Esq.
Attorney at Law
The Dayton Power and Light Company
1065 Woodman Drive
Dayton, Ohio 45432

EXHIBIT A

[FORM OF NEW WATER BOND]

No.	$

THE DAYTON POWER AND LIGHT COMPANY
(Incorporated under the laws of the State of Ohio)

First Mortgage Bond,
4.80%  Pollution Control Series 2005-A Due 2034

Due January 1, 2034

THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to                                                or registered assigns, on January 1, 2034, at the office or agency of the Company in the Borough of Manhattan, The City of New York,                                                              Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to January 1, 2006, in which case from August 17, 2005), at the rate of Four and Eighty Hundredths per centum (4.80%) per annum in like coin or currency, payable at said office or agency semiannually on January 1 and July 1 in each year, and at maturity, until the Company’s obligation with respect to the payment of such principal shall have been discharged, such interest to be paid to the person who shall have been the registered owner hereof at the close of business on the Business Day (as defined in Section 3 of Article One of the Forty-Third Supplemental Indenture referred to below) immediately preceding such January 1 or July 1, as the case may be (subject to certain exceptions provided in the Forty-Third Supplemental Indenture referred to herein).  The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any date on which principal or interest is payable on this Bond is not a Business Day, the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

This Bond is one of an issue of First Mortgage Bonds (hereinafter called the Bonds) of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of October 1, 1935, executed by the Company to Irving Trust Company, as Trustee (now The Bank of New York), as said indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage

Bonds, which series is designated as the First Mortgage Bonds, 4.80% Pollution Control Series 2005-A Due 2034, of the Company (hereinafter called the New Water Bonds) created and described in a Forty-Third Supplemental Indenture dated as of August 1, 2005, executed by the Company to The Bank of New York, as Trustee.  Subsequent to the execution and delivery of said indenture of mortgage and deed of trust there have been executed and delivered forty-three indentures supplemental thereto, including said Forty-Third Supplemental Indenture dated as of August 1, 2005, supplementing and amending as therein set forth certain provisions thereof.  Said indenture of mortgage and deed of trust and such supplemental indentures collectively are hereinafter sometimes called the “Indenture”.

For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture.  The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of at least 75% in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.  The New Water Bonds are to be issued by the Company to the Ohio Water Development Authority (hereinafter called the Water Authority) to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale of the Water Project Bonds (as hereinafter defined) made by the Water Authority to the Company, pursuant to a certain Loan Agreement, dated as of August 1, 2005, between the Water Authority and the Company, to assist in the refinancing of the Company’s portion of the cost of acquisition, construction and installation of certain waste water facilities and solid waste facilities (as such terms are defined and used in Sections 6121.01 and 6123.01, respectively, of the Ohio Revised Code) installed in connection with Unit 2 of the Killen Generating Station located in Adams County, Ohio as to which the Company at the date of the Forty-Third Supplemental Indenture owned an undivided 67% interest as tenant in common with another public utility company, the O. H. Hutchings Generating Station located in Montgomery County, Ohio as to which the Company at the date hereof owns 100% of the station, and the J. M. Stuart Generating Station located in Brown County, Ohio as to which the Company at the date hereof owns an undivided 35% interest as a tenant in common with two other public utilities (such interests in said facilities being hereinafter called the Water Project).  The loan by the Water Authority in respect of the Water Project is to be funded by the proceeds derived from the sale by the Water Authority of State of Ohio Collateralized Water Development Revenue Refunding Bonds, 2005 Series A (The Dayton Power and Light Company Project) in the aggregate principal amount of $41,300,000 (hereinafter called the Water Project Bonds).  The Water Project Bonds are to be issued under a certain Trust Indenture, dated as of August 1, 2005 (hereinafter called the Water Pollution Control Indenture), between the Water Authority and The

Bank of New York, as Trustee (hereinafter in such capacity called the Water Project Bond Trustee) and the New Water Bonds are to be assigned by the Water Authority to the Water Project Bond Trustee as security for the payment of the principal of and interest on the Water Project Bonds and are to be delivered by the Company on behalf of the Water Authority directly to the Water Project Bond Trustee.

In the event any Water Project Bonds shall be surrendered to the Water Project Bond Trustee for cancellation pursuant to the Water Pollution Control Indenture (except upon exchange for other Water Project Bonds), New Water Bonds equivalent in principal amount to such Water Project Bonds shall be deemed to have been paid, but only when and to the extent (a) so noted on the schedule of payments hereon by an agency of the Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (b) such New Water Bond is surrendered to and canceled by the Trustee as provided in the next paragraph; and in the event and to the extent the principal of or interest on any Water Project Bonds shall be paid or deemed to be paid, an equal amount of principal or interest, as the case may be, payable with respect to an aggregated principal amount of New Water Bonds equal to the aggregate principal amount of such Water Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal, only when and to the extend (i) so noted on the schedule of payments hereon by an agency of the Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (ii) such New Water Bond is surrendered to and canceled by the Trustee as provided in the next paragraph.  When any such payment of principal of this Bond is made, it shall be surrendered by the registered owner hereof to an agency of the Company for such notation and notification or to the Trustee for cancellation.

In the event that this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation.  In the event that this Bond shall be deemed to have been paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee shall cancel this Bond and the Company shall execute and the Trustee shall authenticate and deliver New Water Bonds in authorized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

The New Water Bonds are subject to mandatory redemption by the Company prior to maturity at any time in whole or in part as provided in Section 5 of Article One of the Forty-Third Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

The New Water Bonds are subject to optional redemption by the Company prior to maturity at any time in whole or in part as provided in Section 6 of Article One of the Forty-Third Supplemental Indenture at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

The New Water Bonds are subject to optional redemption by the Company prior to maturity, in whole or in part by lot as provided in Section 7 of Article One of the Forty-Third Supplemental Indenture, at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

Any redemption of the New Water Bonds shall be made after written notice to the registered owner of such New Water Bonds, sent by the Trustee by mail, first class postage prepaid, or hand delivered at least 30 days and not earlier than 60 days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all New Water Bonds and such consent is filed with the Trustee, and shall be made in the manner provided in Article One of the Forty-Third Supplemental Indenture, subject to the provisions of the First Mortgage as amended.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as provided in the Indenture.

This Bond may be exchanged for a like principal amount of other New Water Bonds, or transferred as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and thereupon a new registered New Water Bond or New Water Bonds without coupons for a like principal amount and of authorized denominations will be issued in exchange therefore as provided in the Indenture.  The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

No service charge will be made for any such exchange or transfer of New Water Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

The New Water Bonds are issuable as registered Bonds without coupons in denominations of $5,000 and any integral multiple of $5,000.

No recourse shall be had for the payment of the principal of or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the Indenture, against any incorporator, or any past, present, or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond shall not become valid or obligatory for any purpose until The Bank of New York, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, The Dayton Power and Light Company has caused this Bond to be executed in its name by the manual or facsimile signature of its President or any Vice President and its corporate seal to be hereunto affixed or a facsimile thereof reproduced hereon and attested by the manual or facsimile signature of its Corporate Secretary or an Assistant Corporate Secretary.

Dated:

THE DAYTON POWER AND LIGHT COMPANY,

By:
Senior Vice President
and Chief Financial Officer

Attest:
Vice President, General Counsel
and Corporate Secretary

TRUSTEE’S CERTIFICATE

This Bond is one of the Bonds of the Series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

SCHEDULE OF PAYMENTS

Unpaid
Principal	Principal	Interest	Agency of the Company	Authorized
Payment Amount	Payment	Making Notation	Officer	Title

EXHIBIT B

[FORM OF NEW AIR BOND]

No.	$

THE DAYTON POWER AND LIGHT COMPANY
(Incorporated under the laws of the State of Ohio)

First Mortgage Bond,
4.80%  Pollution Control Series 2005-B Due 2034

Due January 1, 2034

THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to                                                or registered assigns, on January 1, 2034, at the office or agency of the Company in the Borough of Manhattan, The City of New York,                                                                    Thousand Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to January 1, 2006, in which case from August 17, 2005), at the rate of Four and Eighty Hundredths per centum (4.80%) per annum in like coin or currency, payable at said office or agency semiannually on January 1 and July 1 in each year, and at maturity, until the Company’s obligation with respect to the payment of such principal shall have been discharged, such interest to be paid to the person who shall have been the registered owner hereof at the close of business on the Business Day (as defined in Section 3 of Article Two of the Forty-Third Supplemental Indenture referred to below) immediately preceding such January 1 or July 1, as the case may be (subject to certain exceptions provided in the Forty-Third Supplemental Indenture referred to herein).  The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any date on which principal or interest is payable on this Bond is not a Business Day, the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

This Bond is one of an issue of First Mortgage Bonds (hereinafter called the Bonds) of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of October 1, 1935, executed by the Company to Irving Trust Company, as Trustee (now The Bank of New York), as said indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage

Bonds, which series is designated as the First Mortgage Bonds, 4.80% Pollution Control Series 2005-B Due 2034, of the Company (hereinafter called the New Air Bonds) created and described in a Forty-Third Supplemental Indenture dated as of August 1, 2005, executed by the Company to The Bank of New York, as Trustee.  Subsequent to the execution and delivery of said indenture of mortgage and deed of trust there have been executed and delivered forty-three indentures supplemental thereto, including said Forty-Third Supplemental Indenture dated as of August 1, 2005, supplementing and amending as therein set forth certain provisions thereof.  Said indenture of mortgage and deed of trust and such supplemental indentures collectively are hereinafter sometimes called the “Indenture”.

For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture.  The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of at least 75% in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.  The New Air Bonds are to be issued by the Company to the Ohio Air Quality Development Authority (hereinafter called the Air Authority) to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale of the Air Project Bonds (as hereinafter defined) made by the Air Authority to the Company, pursuant to a certain Loan Agreement, dated as of August 1, 2005, between the Air Authority and the Company, to assist in the refinancing of the Company’s portion of the cost of refinancing of the Company’s portion of the cost of acquisition, construction and installation of certain air quality facilities (as that term is defined and used in Section 3706.01 of the Ohio Revised Code) installed in connection with: Unit 2 of the Killen Generating Station located in Adams County, Ohio as to which the Company at the date hereof owns an undivided 67% interest as tenant in common with another public utility company, the Walter C. Beckjord Generating Station Unit 6 located in Clermont County, Ohio as to which the Company at the date hereof owns an undivided 50% interest as tenant in common with another public utility company, and the William H. Zimmer Generating Station located in Clermont County, Ohio as to which the Company at the date hereof owns an undivided 28.1% interest as tenant in common with two other public utility companies (such interests in said facilities being hereinafter called the Air Project).  The loan by the Air Authority in respect of the Air Project is to be funded by the proceeds derived from the sale by the Air Authority of State of Ohio Collateralized Air Quality Development Revenue Refunding Bonds, 2005 Series B (The Dayton Power and Light Company Project) in the aggregate principal amount of $137,800,000 (hereinafter called the Air Project Bonds).  The Air Project Bonds are to be issued under a certain Trust Indenture, dated as of August 1, 2005 (hereinafter called the Air Pollution Control

Indenture), between the Air Authority and The Bank of New York, as Trustee (hereinafter in such capacity called the Air Project Bond Trustee) and the New Air Bonds are to be assigned by the Air Authority to the Air Project Bond Trustee as security for the payment of the principal of and interest on the Air Project Bonds and are to be delivered by the Company on behalf of the Air Authority directly to the Air Project Bond Trustee.

In the event any Air Project Bonds shall be surrendered to the Air Project Bond Trustee for cancellation pursuant to the Air Pollution Control Indenture (except upon exchange for other Air Project Bonds), New Air Bonds equivalent in principal amount to such Air Project Bonds shall be deemed to have been paid, but only when and to the extent (a) so noted on the schedule of payments hereon by an agency of the Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (b) such New Air Bond is surrendered to and canceled by the Trustee as provided in the next paragraph; and in the event and to the extent the principal of or interest on any Air Project Bonds shall be paid or deemed to be paid, an equal amount of principal or interest, as the case may be, payable with respect to an aggregated principal amount of New Air Bonds equal to the aggregate principal amount of such Air Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal, only when and to the extend (i) so noted on the schedule of payments hereon by an agency of the Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (ii) such New Air Bond is surrendered to and canceled by the Trustee as provided in the next paragraph.  When any such payment of principal of this Bond is made, it shall be surrendered by the registered owner hereof to an agency of the Company for such notation and notification or to the Trustee for cancellation.

In the event that this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation.  In the event that this Bond shall be deemed to have been paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee shall cancel this Bond and the Company shall execute and the Trustee shall authenticate and deliver New Air Bonds in authorized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

The New Air Bonds are subject to mandatory redemption by the Company prior to maturity at any time in whole or in part as provided in Section 5 of Article Two of the Forty-Third Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

The New Air Bonds are subject to optional redemption by the Company prior to maturity at any time in whole or in part as provided in Section 6 of Article Two of the Forty-Third Supplemental Indenture at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

The New Air Bonds are subject to optional redemption by the Company prior to maturity in whole or in part by lot as provided in Section 7 of Article Two of the Forty-Third Supplemental Indenture, at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

Any redemption of the New Air Bonds shall be made after written notice to the registered owner of such New Air Bonds, sent by the Trustee by mail, first class postage prepaid, or hand delivered at least 30 days and not earlier than 60 days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all New Air Bonds and such consent is filed with the Trustee, and shall be made in the manner provided in Article Two of the Forty-Third Supplemental Indenture, subject to the provisions of the First Mortgage as amended.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as provided in the Indenture.

This Bond may be exchanged for a like principal amount of other New Air Bonds, or transferred as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and thereupon a new registered New Air Bond or New Air Bonds without coupons for a like principal amount and of authorized denominations will be issued in exchange therefore as provided in the Indenture.  The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

No service charge will be made for any such exchange or transfer of New Air Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

The New Air Bonds are issuable as registered Bonds without coupons in denominations of $5,000 and any integral multiple of $5,000.

No recourse shall be had for the payment of the principal of or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the Indenture, against any incorporator, or any past, present, or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond shall not become valid or obligatory for any purpose until The Bank of New York, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, The Dayton Power and Light Company has caused this Bond to be executed in its name by the manual or facsimile signature of its President or any Vice President and its corporate seal to be hereunto affixed or a facsimile thereof reproduced hereon and attested by the manual or facsimile signature of its Corporate Secretary or an Assistant Corporate Secretary.

Dated:

THE DAYTON POWER AND LIGHT COMPANY,

By:
Senior Vice President
and Chief Financial Officer

Attest:
Vice President, General Counsel
and Corporate Secretary

TRUSTEE’S CERTIFICATE

This Bond is one of the Bonds of the Series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

SCHEDULE OF PAYMENTS

Unpaid
Principal	Principal	Interest	Agency of the Company	Authorized
Payment Amount	Payment	Making Notation	Officer	Title

EXHIBIT C

[FORM OF NEW BOONE COUNTY BOND]

No.	$

THE DAYTON POWER AND LIGHT COMPANY
(Incorporated under the laws of the State of Ohio)

First Mortgage Bond,
4.70%  Pollution Control Series 2005-C Due 2028

Due January 1, 2028

THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to                                                or registered assigns, on January 1, 2028, at the office or agency of the Company in the Borough of Manhattan, The City of New York,                                                                    Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to January 1, 2006, in which case from August 17, 2005), at the rate of Four and Seventy Hundredths per centum (4.70%) per annum in like coin or currency, payable at said office or agency semiannually on January 1 and July 1 in each year, and at maturity, until the Company’s obligation with respect to the payment of such principal shall have been discharged, such interest to be paid to the person who shall have been the registered owner hereof at the close of business on the Business Day (as defined in Section 3 of Article Three of the Forty-Third Supplemental Indenture referred to below) immediately preceding such January 1 or July 1, as the case may be (subject to certain exceptions provided in the Forty-Third Supplemental Indenture referred to herein).  The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any date on which principal or interest is payable on this Bond is not a Business Day, the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

This Bond is one of an issue of First Mortgage Bonds (hereinafter called the Bonds) of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of October 1, 1935, executed by the Company to Irving Trust Company, as Trustee (now The Bank of New York), as said indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage

Bonds, which series is designated as the First Mortgage Bonds, 4.70% Pollution Control Series 2005-C Due 2028, of the Company (hereinafter called the New Boone County Bonds) created and described in a Forty-Third Supplemental Indenture dated as of August 1, 2005, executed by the Company to The Bank of New York, as Trustee.  Subsequent to the execution and delivery of said indenture of mortgage and deed of trust there have been executed and delivered forty-three indentures supplemental thereto, including said Forty-Third Supplemental Indenture dated as of August 1, 2005, supplementing and amending as therein set forth certain provisions thereof.  Said indenture of mortgage and deed of trust and such supplemental indentures collectively are hereinafter sometimes called the “Indenture”.

For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture.  The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of at least 75% in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.  The New Boone County Bonds are to be issued by the Company to Boone County, Kentucky (hereinafter called Boone County) to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale of the Boone County Project Bonds (as hereinafter defined) made by Boone County to the Company, pursuant to a certain Loan Agreement, dated as of August 1, 2005, between Boone County and the Company, to assist in the refinancing of the Company’s portion of the cost of refinancing of the Company’s portion of the cost of acquisition, construction and installation of certain solid waste facilities installed in connection with Unit 2 of the East Bend Generating Station located in Boone County, Kentucky as to which the Company at the date hereof owns an undivided 31% interest as tenant in common with another public utility company (such interest in said facilities being hereinafter called the Boone County Project).  The loan by Boone County in respect of the Boone County Project is to be funded by the proceeds derived from the sale by the County of Boone, Kentucky Collateralized Pollution Control Revenue Refunding Bonds, 2005 Series A (The Dayton Power and Light Company Project) in the aggregate principal amount of $35,275,000 (hereinafter called the Boone County Project Bonds).  The Boone County Project Bonds are to be issued under a certain Trust Indenture, dated as of August 1, 2005 (hereinafter called the Boone County Pollution Control Indenture), between Boone County and The Bank of New York, as Trustee (hereinafter in such capacity called the Boone County Project Bond Trustee) and the New Boone County Bonds are to be assigned by Boone County to the Boone County Project Bond Trustee as security for the payment of the principal of and interest on the Boone County Project Bonds and are to be delivered by the Company on behalf of Boone County directly to the Boone County Project Bond Trustee.

In the event any Boone County Project Bonds shall be surrendered to the Boone County Project Bond Trustee for cancellation pursuant to the Boone County Pollution Control Indenture (except upon exchange for other Boone County Project Bonds), New Boone County Bonds equivalent in principal amount to such Boone County Project Bonds shall be deemed to have been paid, but only when and to the extent (a) so noted on the schedule of payments hereon by an agency of the Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (b) such New Boone County Bond is surrendered to and canceled by the Trustee as provided in the next paragraph; and in the event and to the extent the principal of or interest on any Boone County Project Bonds shall be paid or deemed to be paid, an equal amount of principal or interest, as the case may be, payable with respect to an aggregated principal amount of New Boone County Bonds equal to the aggregate principal amount of such Boone County Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal, only when and to the extend (i) so noted on the schedule of payments hereon by an agency of the Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (ii) such New Boone County Bond is surrendered to and canceled by the Trustee as provided in the next paragraph.  When any such payment of principal of this Bond is made, it shall be surrendered by the registered owner hereof to an agency of the Company for such notation and notification or to the Trustee for cancellation.

In the event that this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation.  In the event that this Bond shall be deemed to have been paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee shall cancel this Bond and the Company shall execute and the Trustee shall authenticate and deliver New Boone County Bonds in authorized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

The New Boone County Bonds are subject to mandatory redemption by the Company prior to maturity at any time in whole or in part as provided in Section 5 of Article Three of the Forty-Third Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

The New Boone County Bonds are subject to optional redemption by the Company prior to maturity at any time in whole or in part as provided in Section 6 of Article Three of the Forty-Third Supplemental Indenture at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

The New Boone County Bonds are subject to optional redemption by the Company prior to maturity in whole or in part by lot as provided in Section 7 of Article Three of the Forty-Third Supplemental Indenture, at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest to the redemption date.

Any redemption of the New Boone County Bonds shall be made after written notice to the registered owner of such New Boone County Bonds, sent by the Trustee by mail, first class postage prepaid, or hand delivered at least 30 days and not earlier than 60 days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all New Boone County Bonds and such consent is filed with the Trustee, and shall be made in the manner provided in Article Three of the Forty-Third Supplemental Indenture, subject to the provisions of the First Mortgage as amended.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as provided in the Indenture.

This Bond may be exchanged for a like principal amount of other New Boone County Bonds, or transferred as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and thereupon a new registered New Boone County Bond or New Boone County Bonds without coupons for a like principal amount and of authorized denominations will be issued in exchange therefore as provided in the Indenture.  The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

No service charge will be made for any such exchange or transfer of New Boone County Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

The New Boone County Bonds are issuable as registered Bonds without coupons in denominations of $5,000 and any integral multiple of $5,000.

No recourse shall be had for the payment of the principal of or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the Indenture, against any incorporator, or any past, present, or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond shall not become valid or obligatory for any purpose until The Bank of New York, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, The Dayton Power and Light Company has caused this Bond to be executed in its name by the manual or facsimile signature of its President or any Vice President and its corporate seal to be hereunto affixed or a facsimile thereof reproduced hereon and attested by the manual or facsimile signature of its Corporate Secretary or an Assistant Corporate Secretary.

Dated:

THE DAYTON POWER AND LIGHT COMPANY,

By:
Senior Vice President
and Chief Financial Officer

Attest:
Vice President, General Counsel
and Corporate Secretary

TRUSTEE’S CERTIFICATE

This Bond is one of the Bonds of the Series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

SCHEDULE OF PAYMENTS

Unpaid
Principal	Principal	Interest	Agency of the Company	Authorized
Payment Amount	Payment	Making Notation	Officer	Title